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                                EXHIBIT NO. 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 2, 1996, (which includes an explanatory paragraph regarding the Company's change in method of accounting for income taxes) on our audits of the financial statements of Innovative Tech Systems, Inc. which is included in the Innovative Tech Systems, Inc. annual report on Form 10-K for the year ended January 31, 1996.




COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, PA  19103
August 7, 1996